Exhibit 4 under Form N-1A
                                    Exhibit EX-3(c) under Item 601/Reg. S-K



                          FEDERATED EQUITY FUNDS

                     FEDERATED AGGRESSIVE GROWTH FUND
                             (CLASS B SHARES)

                             P O R T F O L I O


SEE REVERSE SIDE
ACCOUNT NO.    ALPHA CODE    ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH
OF MASSACHUSETTS   FOR CERTAIN DEFINITIONS


THIS IS TO CERTIFY THAT                                  IS THE OWNER OF


FULLY-PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF       CUSIP
                                 314172867
           the FEDERATED AGGRESSIVE GROWTH FUND (CLASS B SHARES)
                    Portfolio of FEDERATED EQUITY FUNDS

        hereafter called the ``Trust,'' transferable on the books of the Trust by the owner, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

           The shares represented hereby are issued and shall be held subject to the provisions of the Declaration of Trust and By-Laws of the Trust, and all amendments thereto, to all of which the holder by acceptance hereof assents.

           This Certificate is not valid unless countersigned by the Transfer Agent.

           IN WITNESS WHEREOF, the Trust has caused this Certificate to be singed in its name by its proper officers and to be sealed with its Seal.

Dated:


/s/ John W. McGonigle                             /s/ John F. Donahue
EXECUTIVE VICE PRESIDENT, TREASURER & SECRETARY        CHAIRMAN




                          FEDERATED EQUITY FUNDS
                                   TRUST
                                   SEAL
                               MASSACHUSETTS
                                   1984